Subsidiaries of Marathon Oil	Exhibit 21.1

Company Name	Country	Country Region
Alba Associates LLC	Cayman Islands
Alba Equatorial Guinea Partnership, L.P.	United States	Delaware
Alba Plant LLC	Cayman Islands
AMPCO Marketing, L.L.C.	United States	Michigan
AMPCO Services, L.L.C.	United States	Michigan
Atlantic Methanol Associates LLC	Cayman Islands
Atlantic Methanol Production Company LLC	Cayman Islands
E.G. Global LNG Services, Ltd.	United States	Delaware
Equatorial Guinea LNG Company, S.A.	Equatorial Guinea
Equatorial Guinea LNG Holdings Limited	Bahamas
Equatorial Guinea LNG Operations, S.A.	Equatorial Guinea
Equatorial Guinea LNG Train 1, S.A.	Equatorial Guinea
In-Depth Systems, Inc.	United States	Texas
Marathon Alpha Holdings LLC	United States	Delaware
Marathon Canada Investment Coöperatief U.A.	Netherlands
Marathon Delta Investment Limited	Cayman Islands
Marathon E.G. Alba Limited	Cayman Islands
Marathon E.G. Holding Limited	Cayman Islands
Marathon E.G. International Limited	Cayman Islands
Marathon E.G. LNG Holding Limited	Cayman Islands
Marathon E.G. LPG Limited	Cayman Islands
Marathon E.G. Offshore Limited	Cayman Islands
Marathon E.G. Oil Operations Limited	Cayman Islands
Marathon E.G. Production Limited	Cayman Islands
Marathon Eagle Ford Midstream LLC	United States	Delaware
Marathon East Texas Holdings LLC	United States	Delaware
Marathon Ethiopia Limited B.V.	Netherlands
Marathon Global Services, Ltd.	United States	Delaware
Marathon GTF Technology, Ltd.	United States	Delaware
Marathon International Oil (G.B.) Limited	United Kingdom	England and Wales
Marathon International Oil Angola Block 31 Limited	Cayman Islands
Marathon International Oil Angola Block 32 Limited	Cayman Islands
Marathon International Oil Company	United States	Delaware
Marathon International Oil Holdings LLC	United States	Delaware
Marathon International Oil Libya Limited	Cayman Islands
Marathon International Oil Supply Company (G.B.) Limited	United Kingdom	England and Wales
Marathon International Oil Ventures Limited	Cayman Islands
Marathon International Petroleum Asia Pacific Limited	Cayman Islands
Marathon International Petroleum Indonesia Limited	Cayman Islands
Marathon International Services Limited	Cayman Islands
Marathon International Upstream, Ltd.	United States	Delaware
Marathon Kenya Limited B.V.	Netherlands
Marathon LNG Marketing LLC	United States	Delaware
Marathon Methanol Holding LLC	United States	Delaware
Marathon Offshore Alpha Limited	Cayman Islands
Marathon Offshore Investment Limited	Cayman Islands
Marathon Offshore Libya Service Company, Ltd.	United States	Delaware
Marathon Oil (East Texas) L.P.	United States	Texas
Marathon Oil (Suisse) SA	Switzerland
Marathon Oil (West Texas) L.P.	United States	Texas

Marathon Oil Canada Corporation	Canada	Alberta
Marathon Oil Canada Investment LLC	United States	Delaware
Marathon Oil Cap Bon, Ltd.	United States	Delaware
Marathon Oil Company	United States	Ohio
Marathon Oil Corporation	United States	Delaware
Marathon Oil Decommissioning Services LLC	United States	Delaware
Marathon Oil Dutch Holdings B.V.	Netherlands
Marathon Oil Dutch Holdings Coöperatief U.A.	Netherlands
Marathon Oil Dutch Investment C.V.	Netherlands
Marathon Oil EF II LLC	United States	Delaware
Marathon Oil EF LLC	United States	Delaware
Marathon Oil Exploration Limited	Cayman Islands
Marathon Oil Holdings (Barbados) Inc.	Barbados
Marathon Oil Holdings U.K. Limited	United Kingdom	England and Wales
Marathon Oil International Holding C.V.	Netherlands
Marathon Oil International LLC	United States	Delaware
Marathon Oil Investment LLC	United States	Delaware
Marathon Oil Jenein Limited	Cayman Islands
Marathon Oil KDV B.V.	Netherlands
Marathon Oil Libya Limited	Cayman Islands
Marathon Oil Marketing, Ltd.	United States	Delaware
Marathon Oil North Sea (G.B.) Limited	United Kingdom	England and Wales
Marathon Oil Switzerland B.V.	Netherlands
Marathon Oil Timor Gap West, Ltd.	United States	Delaware
Marathon Oil U.K. LLC	United States	Delaware
Marathon Oil West of Shetlands Limited	United Kingdom	England and Wales
Marathon Service (G.B.) Limited	United Kingdom	England and Wales
Marathon Service Company	United States	Delaware
Marathon Upstream Gabon Limited	Cayman Islands
Marathon Upstream Nigeria Limited	Nigeria
Marathon West Texas Holdings LLC	United States	Delaware
Marathon Western Saudi Arabia Limited	Cayman Islands
Miltiades Limited	United Kingdom	England and Wales
MOC Portfolio Delaware, Inc.	United States	Delaware
Navatex Gathering LLC	United States	Delaware
Oil Casualty Insurance, Ltd.	Bermuda
Old Main Assurance Ltd.	Bermuda
Palmyra Petroleum Company	Syrian Arab Republic
Pan Ocean Energy LLC	United States	Delaware
Pennaco Energy, Inc.	United States	Delaware
St. James Assurance, LLC
Western Bluewater Resources (Trinidad) Limited	Trinidad and Tobago
Yorktown Assurance Corporation	United States	Vermont